THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANT NOR THE SHARES ISSUABLE HEREUNDER MAY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT FOR THE WARRANT OR THOSE SHARES OR UNLESS THE HOLDER HEREOF IS ABLE TO DEMONSTRATE THROUGH EVIDENCE SATISFACTORY TO THE ISSUER, THAT SUCH SALE, ASSIGNMENT OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.


                     COMMON STOCK EXCHANGE WARRANT AGREEMENT

                            VIRTUAL WALL STREET, INC.

         For consideration, receipt of which is duly acknowledged, Virtual Wall Street, Inc., a California Corporation, (the "Issuer") hereby grants to the person or persons whose signatures appear below (the "Holder") a warrant (the "Warrant") to purchase from the Issuer at any time during the Exercise Period shares of fully paid and non-assessable shares of Common Stock of the Issuer set forth above upon exchange of the Preferred Stock of Virtual Stock Market, Inc., held by the Holder, subject to the terms and conditions set forth herein.

1 Definitions

         1.1 Common Stock. "Common Stock" shall mean the Common Stock of the Issuer.

         1.2 Exercise Period. The term "Exercise Period" shall mean that period during which the Holder may exercise the Warrant. The Exercise Period will begin on December 31, 1999 at 9:00am Pacific Time and continue until December 31, 2000 at 5:00pm Pacific Time. If either of such dates fall on a weekend or a federal holiday, then such dates shall be deemed to be the next business day thereafter. The Issuer, in its sole discretion, may extend the Exercise Period for an additional term of as long as one year thereafter. The Issuer will provide notice of any such extension to the Holder by no later than December 20, 2000.

         1.3 Exchange Ratio. The term "Exchange Ratio" shall mean the number of shares of Common Stock issuable upon the delivery and assignment to the Issuer of each share of VSM Stock. As of the date of this Agreement, the Exchange Ratio shall be one share of Common Stock for every two shares of VSM Stock delivered and assigned. The Exchange Ratio shall be subject to adjustment as provided in
Section 3 of the Warrant.

         1.4 VSM. "VSM" shall mean Virtual Stock Market, Inc., a California corporation

         1.5 VSM Stock. The term "VSM Stock" shall mean the Series A Convertible Preferred Stock of Virtual Stock Market, Inc. If the VSM Stock is converted or exchanged into another class of security of VSM or any successor entity of VSM, the term "VSM Stock" shall refer to those securities which were issued upon conversion of or in exchange for the VSM Stock.

2. Warrant Certificate. The Warrant shall be evidenced by one or more certificates setting forth the number of shares of Common Stock which may be acquired upon exercise of the Warrant and the date of issuance.

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


The Warrant shall be signed on behalf of the Company by the facsimile signature of the President and the Secretary of the Company. The Company may adopt and use the facsimile signature of any person who holds one of these offices at the time a Warrant is executed, or of any person now or subsequently holding one of these offices, notwithstanding the fact that at the time the Unit Warrant is issued the person has ceased to hold that office.

3 Method of Exercise.

         3.1 Exchange of Shares. The Warrant may be exercised only through the delivery and assignment of VSM Stock to the Issuer. No other form of consideration will be accepted for the purpose of exercising the Warrant.

         3.2 Delivery of Documents. The Holder may exercise the Warrant in full or in part at any time during the Exercise Period by delivering the Warrant, together with a duly executed notice of exercise in the form attached to the Warrant, to the Issuer at the Issuer's principal address accompanied by the delivery to the Issuer of a certificate or certificates, duly endorsed for transfer to the Issuer, representing the VSM Stock being exchanged therefor. The Holder shall be treated for all purposes as the holder of such shares of record as of the close of business on the date that the Holder completes all steps necessary to exercise the Warrant and the Issuer receives the documents described above. If the Warrant is exercised in part, the Holder shall surrender the Warrant in the manner and at the place above. Upon any such partial exercise, the Issuer, at its expense, will issue and deliver to the Holder a new Warrant certificate containing the same expiration date and provisions as the Warrant which had been surrendered, and for the number of shares with respect to which the Warrant was not yet exercised.

         3.3 Delivery of Stock Certificates upon Exercise. As soon as practicable after the exercise of the Warrant, and in any event within 30 days thereafter, the Issuer, at its expense, will cause to be issued in the name of, and delivered to, Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled. In lieu of any fractional share to which the Holder would otherwise be entitled, the Issuer may pay the Holder cash equal to such fraction multiplied by the then current fair market value of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise.

4 Conditions to Exercise - Securities Laws Compliance. As of this date, neither the Warrant nor the shares of Common Stock which may be purchased upon exercise hereof have been registered under the Securities Act of 1933, as amended, nor can there be any assurance that such shares will be so registered at the time that the Warrant is exercised. Consequently, the Issuer may require as a condition to issuing the Common Stock upon exercise of the Warrant that the Holder execute additional documents verifying the net worth, income and investment experience of the Holder and such other matters as the Issuer deems appropriate to establish that the Common Stock may be issued to the Holder without registration under the Act.

5 Adjustment of Number of Shares and Purchase Price. The Number of Shares and the Exchange Ratio in effect shall be subject to adjustment from time to time as follows:

         5.1 Stock Dividends, Stock Splits, Combinations. If the Issuer pays a dividend in the form of its Common Stock or effects a split or subdivision of the Issuer's Common Stock without payment of any consideration by the holders thereof, then as of the date of such dividend distribution, split or subdivision, the Exchange Ratio shall be adjusted so that the number of shares of Common Stock issuable upon the surrender of each share of VSM Stock shall be increased in proportion to the increase in the number of shares of Common Stock outstanding. If the number of shares of Common Stock is decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, following the effective date of the reverse stock split or combination, the Exchange Ratio shall be adjusted so that the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to the decrease in the number of shares of Common Stock outstanding.

         5.2 Conversion/Exchange of Issuer's Common Stock. If the Common Stock is converted into or exchanged for a different class or type of security, the Holder shall be entitled to purchase that class or type of security upon exercise of the Warrant. For the purpose of calculating the Exchange Ratio, each share or unit of that security will be deemed to equal that number of shares of Common Stock for which that share or unit was converted or exchanged.

         5.3 Stock Dividends, Stock Splits, Combinations and Adjustments of VSM Stock. If VSM declares and pays a dividend to the holders of VSM Stock which is payable in VSM Stock, or effects a split or subdivision of the VSM Stock, the Exchange Ratio shall be adjusted so that the number of shares of the Issuer's Common Stock issuable upon surrender of each share of VSM Stock shall be decreased in proportion to the increase in the number of shares of VSM Stock outstanding. If VSM effects a reverse stock split or other combination of the VSM Stock, the Exchange Ratio shall be adjusted so that the number of shares of the Issuer's Common Stock issuable upon surrender of each share of VSM Stock shall be increased in proportion to the decrease in the number of shares of VSM Stock outstanding.

         5.4 Conversion/Exchange of VSM Stock. If the VSM Stock being delivered and surrendered upon exercise of the Warrant is a class or type of security other than the Series A Convertible Preferred Stock of VSM, each share or unit of that security shall be deemed to equal the number of shares of that security issuable upon conversion or exchange of the Series A Convertible Preferred Stock of VSM.

         5.5 Notification of Adjustment. The Issuer shall promptly deliver to the Holder a notice announcing any adjustment in the Exchange Ratio or change in the securities purchasable under the Warrant, accompanied by a brief statement of the facts requiring that adjustment.

6 No Separate Assignment. The Warrant has been issued simultaneously with shares of the Series A Preferred Stock of VSM as a single investment unit. The Warrant may not be sold, assigned or transferred in any way, including by operation of law, separately from such shares of VSM Stock.

7 Notices, Etc. All notices and other communications contemplated under the Warrant shall be in writing and delivered personally, by Federal Express, DHL or Airborne Express (overnight delivery, paid by sender) or by first class mail, postage prepaid. Notices and other communications addressed to the Issuer shall be sent to the address set forth beneath the signature of the Issuer, and notices and communications addressed to the Holder shall be sent to the address set forth on the cover page hereof. Each party shall promptly notify the other of any change of the address to which all notices and other communications shall be sent. Notices shall be deemed given when delivered, if delivered personally, or upon deposit with Federal Express, DHL, Airborne Express or with the United Postal Service.

8 No Shareholder Rights. The Holder shall have no rights as a shareholder of the Issuer by virtue of possessing the Warrant. The Holder shall have no such rights with respect to the any of the Common Stock issuable upon exercise of the Warrant until, and only to the extent that, the Holder has taken all actions required to exercise the Warrant.

9 Miscellaneous. The Warrant may not be amended, or any right hereunder waived, except by an instrument in writing signed by both the Issuer and the Holder. The Warrant shall be governed by the laws of California, exclusive of any principles of conflicts of laws which would require application of the laws of another jurisdiction. The headings in the Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, this Agreement is entered into as of this __________ day of __________, 199_.


THE HOLDER                                        VIRTUAL WALL STREET, INC.

___________________________                       ___________________________
[Signature of Holder]                             A. Jonathan Buhalis, President

___________________________                       11755 Wilshire Blvd.,
[Printed Name and Title of Holder]                Suite 2440
                                                  Los Angeles, CA 90025

___________________________
[Signature of Joint Holder]


___________________________
[Printed Name and Title of Joint Holder]

Address:

___________________________

___________________________

___________________________

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